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                                                                     EXHIBIT 4.4

                                                              FINANCIAL GUARANTY
                                                                INSURANCE POLICY


Obligor: National Auto Finance 1997-1 Trust
Obligations: $66,891,200 6.35% Automobile Receivables-Backed Notes Policy No.: 50609-N
Date of Issuance: 7/23/97

         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment by the Obligor of Scheduled Payments of principal of, and interest on, the Obligations.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees :

                  (a) payment of the amount of any distribution of principal of, or interest on, the Obligations made during the Term Of This Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law (such payment to be made by Financial Security in accordance with Endorsement No. 1 hereto).

                  (b) payment of any amount required to be paid under this Policy by Financial Security following Financial Security's receipt of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by an endorsement hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Obligation as indicated on the registration books maintained by or on behalf of the Obligor for such purpose or, if the Obligation is in bearer form, the holder of the Obligation. "Scheduled Payments" means payments which are scheduled to be made during the Term Of This Policy in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of such Obligations thereafter; payments which become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis or (c) any other cause, shall not constitute "Scheduled Payments" unless Financial Security shall elect, in its sole discretion, to pay such principal due upon such acceleration together with any accrued interest to the date of acceleration. "Term Of This Policy" shall have the meaning set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Obligations prior to maturity. This Policy may not be canceled or revoked during the Term Of This Policy. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.


                                        FINANCIAL SECURITY ASSURANCE INC.



                                         By________________________________
                                                  AUTHORIZED OFFICER



A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y.  10022-6022                       (212) 826-0100

Form 100NY (5/89)



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            ENDORSEMENT NO. 1 TO FINANCIAL GUARANTY INSURANCE POLICY



FINANCIAL SECURITY                                     350 Park Avenue
ASSURANCE INC.                                         New York, New York  10022


OBLIGOR:                   NATIONAL AUTO FINANCE 1997-1 TRUST

OBLIGATIONS:               $66,891,200 6.35% Automobile Receivables-Backed Notes

Policy No.:                50609-N
Date of Issuance:          July 23, 1997


         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Indenture unless the context shall otherwise require.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in New York, New York, Chicago, Illinois, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee, successor Indenture Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or government decree to be closed.

         "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company.

         "Indenture" means the Indenture, dated as of June 29, 1997, between National Auto Finance 1997-1 Trust and Harris Trust and Savings Bank, as Indenture Trustee and Trust Collateral Agent, as amended from time to time in accordance with its terms.

         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Receipt" and "Received" mean actual delivery to Financial Security and to its Fiscal Agent (as defined below), if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be "Receipt" on the next succeeding Business Day. If any notice or certificate given hereunder by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to


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Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trust Collateral Agent and the Trust Collateral Agent may submit an amended notice.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of June 29, 1997, among National Auto Finance 1997-1 Trust, National Financial Auto Funding Trust, as Seller, National Auto Finance Company, Inc., as Servicer, and Harris Trust and Savings Bank, as Trust Collateral Agent and Back-up Servicer, as amended from time to time in accordance with its terms.

         "Scheduled Payments" means, with respect to (i) each Distribution Date, the Noteholders' Monthly Interest Distributable Amount payable on such Distribution Date, and (ii) the Final Scheduled Distribution Date, any principal of the Obligations remaining unpaid on such Final Scheduled Distribution Date, in each case in accordance with the original terms of the Obligations when issued and without regard to any amendment or modification of the Obligations, the Indenture or the Sale and Servicing Agreement, except amendments or modifications to which Financial Security has given its prior written consent; provided, however, Scheduled Payments do not include payments that become due on an accelerated basis as a result of (a) a default by the Obligor, (b) an election by the Obligor to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. Scheduled Payments shall not include, nor shall coverage be provided under this Policy in respect of, (x) any portion of the Noteholders' Monthly Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by Financial Security, (y) any portion of the Noteholders' Monthly Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall or (z) any Note Prepayment Amounts, unless, in each case, Financial Security elects, in its sole discretion, to pay such amounts in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Obligor by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Obligor, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Holder.

         "Term Of This Policy" means the period from and including the Date of Issuance to and including the latest of the date on which (i) the outstanding principal amount of the Obligations has been reduced to zero and all distributions of the Noteholders' Monthly Interest Distributable Amount (other than any portion of the Noteholders' Monthly Interest Distributable Amount constituting interest on any Noteholders' Interest Carryover Shortfall) have been paid on the Obligations, (ii) any period during which any payment on the Obligations could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to



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Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "Trust Collateral Agent" means Harris Trust and Savings Bank, an Illinois banking corporation, in its capacity as Trust Collateral Agent under the Sale and Servicing Agreement and any successor in such capacity.

         2. Notices and Conditions to Payment in Respect of Scheduled Payments. Following Receipt by Financial Security of a notice and certificate from the Trust Collateral Agent in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Scheduled Payments on the Obligations out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Scheduled Payments will be disbursed by wire transfer of immediately available funds to the Trust Collateral Agent.

         Financial Security shall be entitled to pay any amount hereunder in respect of Scheduled Payments on the Obligations, including any amount due on the Obligations on an accelerated basis, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount due on the Obligations on an accelerated basis at any time or from time to time, in whole or in part, prior to the scheduled date of payment thereof; Scheduled Payments insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from and after the date of such payment of principal. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trust Collateral Agent.

         3. Notices and Conditions to Payment in Respect of Scheduled Payments Avoided as Preference Payments. If any Scheduled Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order (as defined below) or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trust Collateral Agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Obligations during the Term Of This Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by Financial Security and provided to the Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Noteholder relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial



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


Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


Security from the Trust Collateral Agent of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to the Sale and Servicing Agreement and the Indenture.

         4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. Fiscal Agent. At any time during the Term Of This Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trust Collateral Agent at the notice address specified in the Sale and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trust Collateral Agent, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Noteholder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Noteholder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

         7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:


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Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


                  Financial Security Assurance Inc.
                  350 Park Avenue
                  New York, NY  10022
                  Attention:  Senior Vice President - Surveillance
                  Re:    National Auto Finance 1997-1 Trust,
                         6.35% Automobile Receivables-Backed Notes
                  Telecopy No.:  (212) 339-3518
                  Confirmation:  (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trust Collateral Agent.

         8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. Surrender of Policy. The Holder shall surrender this Policy to Financial Security for cancellation upon expiration of the Term Of This Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.


                                   FINANCIAL SECURITY ASSURANCE INC.



                                   By__________________________________________
                                                Authorized Officer


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Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


                                                  EXHIBIT A TO ENDORSEMENT NO. 1



                         NOTICE OF CLAIM AND CERTIFICATE
                     [Letterhead of Trust Collateral Agent]


Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

      Re:    National Auto Finance 1997-1 Trust
             $66,891,200 6.35% Automobile Receivables-Backed Notes

      The undersigned, a duly authorized officer of Harris Trust and Savings Bank (the "Trust Collateral Agent"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50609-N dated July 23, 1997 (the "Policy") issued by Financial Security in respect of the National Auto Finance 1997-1 Trust, 6.35% Automobile Receivables-Backed Notes (the "Obligations"), that:

                  (i) The Trust Collateral Agent is the Trust Collateral Agent under the Sale and Servicing Agreement and the Indenture for the Noteholders.

                  (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Collection Account, the Distribution Account and the Note Distribution Account and available for distribution to the Holders pursuant to the Sale and Servicing Agreement will be $ ____ (the "Shortfall") less than the Scheduled Payments with respect to the Distribution Date occurring ________________, 19 .

                  (iii) The Trust Collateral Agent is making a claim under the Policy for the Shortfall to be applied to distributions of Scheduled Payments with respect to the Obligations.

                  (iv) The Trust Collateral Agent agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Scheduled Payments on the Obligations when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trust Collateral Agent; and (d) maintain an accurate record of such payments with respect to each Obligation and the corresponding claim on the Policy and proceeds thereof and, if the Obligation is required to be surrendered or presented for such payment, shall stamp on each such Obligation the legend "$[insert applicable

Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


         amount] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Obligation to Financial Security.

                  (v) The Trust Collateral Agent, on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Obligations to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Obligations. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Trust Collateral Agent shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                  (vi) The Trust Collateral Agent, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Trust Collateral Agent and each such Holder in any legal proceeding with respect to the Obligations. The Trust Collateral Agent hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against any debtor with respect to which a Preference Claim (as defined below) or other claim with respect to the Obligations is asserted under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trust Collateral Agent hereby agrees that Financial Security shall be subrogated to, and the Trust Collateral Agent on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                  (vii) Payment should be made by wire transfer directed to [Specify Account].

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.


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Policy No.:  50609-N                            Date of Issuance:  July 23, 1997


      IN WITNESS WHEREOF, the Trust Collateral Agent has executed and delivered this Notice of Claim and Certificate as of the ____ day of _________, _____.



HARRIS TRUST AND SAVINGS BANK,
not in its individual capacity but solely as Trust Collateral Agent



By____________________________________
Title:


--------------------------------------------------------------


For Financial Security or Fiscal Agent Use Only

Wire transfer sent on ________________ by __________________________

Confirmation Number   ________________



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